                                                                   Exhibit 10.22


--------------------------------------------------------------------------------

                                MINING AGREEMENT

--------------------------------------------------------------------------------


                                    between



                       COMPANIA MINERA OCOTE, S. de R. L.



                                      AND



                               KERRY A. McDONALD



                               TABLE OF CONTENTS
                               -----------------


RECITALS........................................................... 1

SECTION ONE - Exploration License and Mining Agreement............. 1
 1.1   Exploration License......................................... 1
 1.2   Work Obligation............................................. 2
 1.3   Advance Royalties........................................... 3
 1.4   Production Royalties........................................ 3
 1.5   Transfer of Title........................................... 4
 1.6   Delivery of Data............................................ 5

SECTION TWO - Mining Operations.................................... 5
 2.1   Rights to Explore, Develop and Mine......................... 5
 2.2   Conduct of Work............................................. 5
 2.3   Liability and Insurance..................................... 5
 2.4   Liens....................................................... 6
 2.5   Installation of Equipment................................... 6
 2.6   Acquisition of Permits...................................... 6
 2.7   Drill Logs, Assays, and Maps................................ 6

SECTION THREE - Inspection by Minera Ocote......................... 7
 3.1   Inspection of Property...................................... 7
 3.2   Inspection of Accounts...................................... 7

SECTION FOUR - Taxes............................................... 7

SECTION FIVE - Termination and Default............................. 8
 5.1   Termination................................................. 8
 5.2   Default..................................................... 8

SECTION SIX - Notices.............................................. 9
 6.1   Notices..................................................... 9
 6.2   Payments.................................................... 9

SECTION SEVEN - Assignment......................................... 9

SECTION EIGHT - Warranty of Title................................. 10

SECTION NINE - Force Majeure...................................... 10
 9.1   Suspension of Obligations.................................. 10
 9.2   Definition of Force Majeure................................ 10
 9.3   Economic Force Majeure..................................... 11


                                       i

SECTION TEN - Miscellaneous Provisions............................ 11
 10.1  Binding Effect............................................. 11
 10.2  Applicable Law............................................. 11
 10.3  Entire Agreement........................................... 11
 10.4  Void or Invalid Provisions................................. 11
 10.5  Time of the Essence ....................................... 12
 10.6  Area of Interest........................................... 12

 EXHIBIT A - Property Description................................. 14

 EXHIBIT B - Map.................................................. 15


                                MINING AGREEMENT
                                ----------------

     THIS MINING AGREEMENT is made this 24/th/ day of June, 1994 by and between COMPANIA MINERA OCOTE, S. de R. L., a Honduran company ("Minera Ocote"); and KERRY A. MCDONALD, ("McDonald").

                                    RECITALS
                                    --------

     A. Minera Ocote has acquired the El Ocote #1 mining exploitation concession affecting 400 hectares, more or less, in the municipality of La Labor, Department of Ocotepeque, Honduras. The concession will be referred to as the "Property." The Property is described on Exhibit A attached hereto and depicted on the map attached as Exhibit B.

     B. McDonald wishes to explore, develop, and mine the Property on the terms and conditions set forth below.

     THEREFORE, the parties have agreed as follows:

                                  SECTION ONE

                     Exploration License and Mining Agreement
                     ----------------------------------------

     1.1  Exploration License. Minera Ocote hereby grants to McDonald the
          -------------------
exclusive right and license to explore the Property. The license shall have an initial term of five (5) years, commencing on execution of this Agreement. At the end of the five-year term, provided that McDonald is then engaged in mining operations on the Property, Minera Ocote shall assign the concession to McDonald, together with any other contracts, rights-of-way, permits, or other rights associated with the Property.

     1.2  Work Obligation. During the term of the exploration license, McDonald
          ---------------
shall expend the following sums on exploration, development, permitting, testing, and other work on the Property:

          a. During the first year of this Agreement, McDonald shall spend a minimum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) on the Property. This shall be a firm commitment, and McDonald shall not be relieved of this requirement if he terminates the Agreement during the first year. If McDonald spends less than $100,000.00 on exploration of the Property during the first year, he shall pay the difference between his actual expenditures and $100,000.00 to Minera Ocote .

          b. During the second, third, fourth, and fifth years of the exploration license, McDonald shall make the following expenditures on the Property:

                 Contract Year   Expenditures
                ---------------  ------------
                       2          $150,000.00
                       3          $200,000.00
                       4          $250,000.00
                       5          $300,000.00

     Any expenditures in excess of the yearly minimum obligation may be applied as a credit to the following year's obligation.

     The costs of maintaining the concession in good standing shall be included in the work obligation.

     Within thirty (30) days following the end of each contract year, McDonald shall prepare a detailed report to Minera Ocote describing the work performed during the previous year, the cost of such work, and the general results of the exploration program.

     1.3  Advance Royalties.  McDonald shall not be obliged to pay any advance
          -----------------
royalties to Minera Ocote during the first three years of this Agreement. At the beginning of the fourth contract year, McDonald shall pay an advance royalty of FIFTY THOUSAND DOLLARS ($50,000.00) to Minera Ocote. On the fifth anniversary of this Agreement, and on each anniversary thereafter, McDonald shall pay an advance royalty of SEVENTY FIVE THOUSAND DOLLARS ($75,000.00) to Minera Ocote. Each advance royalty payment may be offset against production royalties generated during the ensuing contract year, but the advance royalties shall not accrue from year to year as a credit against production royalties.
For example, if McDonald pays $75,000.00 to Minera Ocote on the fifth anniversary of the Agreement, and operations on the Property generate $100,000.00 in production royalties during the 12 months following the fifth anniversary, McDonald shall pay the additional sum of $25,000.00 to Minera Ocote.

     1.4  Production Royalties.  Upon commencing production of valuable minerals
          --------------------
from the Property, McDonald shall pay to Minera Ocote a royalty on production equal to five percent (5%) of net smelter returns. The term "net smelter returns" shall mean the gross value of ores or concentrates shipped to a smelter or other processor (as reported on the smelter settlement sheet) less the following expenses actually incurred and borne by McDonald:

          a. Sales, use, gross receipts, severance, and other taxes, if any, payable with respect to severance, removal, sale on disposition of the minerals from the Property, but excluding any taxes on production or net income;
          b. Charges and costs, if any, for transportation from the mine or mill to places where the minerals are smelted, refined and/or sold; and
          c. Charges, costs, including assaying and sampling costs specifically related to smelting and/or refining, and all penalties, if any, for smelting and/or refining.

     In the event smelting or refining are carried out in facilities owned or controlled in whole or in part, by McDonald, charges, costs and penalties for such operations shall mean the amount McDonald would have incurred if such operations were carried out at facilities not owned or controlled by McDonald then offering comparable services for comparable products on prevailing terms.

     Payment of production royalties shall be made not later than thirty (30) days after receipt of payment from the smelter. All payments shall be accompanied by a statement explaining the manner in which the payment was calculated.

     1.5  Transfer of Title.  Following execution of this Agreement, McDonald
          -----------------
shall undertake all steps necessary to maintain the concession to the Property in good standing, including payment in full of all sums required by the government of Honduras. At such time as McDonald begins production of valuable minerals from the Property, McDonald shall give written notice to Minera Ocote requesting transfer of the concession and other property interests. Minera Ocote shall then assign the concession and related property interests to McDonald by suitable instruments, subject to any approvals required by the government of Honduras.

     1.6  Delivery of Data.  Upon execution of this Agreement, Minera Ocote
          ----------------
shall deliver to McDonald copies of all maps, deeds, and other documents in its possession which pertain to the concession, prior workings, production history, and so forth.


                                  SECTION TWO

                               Mining Operations
                               -----------------

     2.1  Rights to Explore, Develop and Mine.  Upon execution of this
          -----------------------------------
Agreement, McDonald shall have the right to make geological investigations and surveys, to drill on the Property by any means, and to have all the rights and privileges incident to ownership and possession of the Property, including without limitation the right to mine underground or on the surface, extract by leaching in place or any other means, remove, save, mill, concentrate, treat, and sell or otherwise dispose of ores, concentrates, mineral-bearing earth and rock and other products therefrom.

     2.2  Conduct of Work.  McDonald shall perform his mining activities on the
          ---------------
Property in accordance with good mining practice, and shall comply with the applicable laws and regulations relating to the performance of mining operations on the Property.

     2.3  Liability and Insurance.  During the term of the Agreement, McDonald
          -----------------------
shall indemnify and hold Minera Ocote harmless from any claims, demands, liabilities or liens arising out of McDonald's activities on the Property. To that end, McDonald shall immediately obtain and carry a policy of public liability insurance in the amount of $500,000.00 ($1,000,000.00 for mining) or more for personal injury and $100,000.00 for property damage, protecting Minera Ocote against any claims for injury to persons or damage to property resulting from McDonald's operations. The insurance policy shall name Minera Ocote as a co-insured.

     2.4  Liens.  McDonald shall keep the Property free and clear from any and
          -----
all mechanics' or laborers' liens arising from labor performed on or material furnished to the Property at McDonald's request. However, a lien on the Property shall not constitute a default if McDonald, in good faith, disputes the validity of the claim, in which event the existence of the lien shall constitute a default thirty (30) days after the validity of the lien has been adjudicated adversely to McDonald.

     2.5  Installation of Equipment.  McDonald may install, maintain, replace,
          -------------------------
and remove during the term of this Agreement any and all mining machinery, equipment, tools, and facilities which it may desire to use in connection with its mining activities on the Property. Upon termination of this Agreement for any reason, McDonald shall have a period of one hundred eighty (180) days following such termination during which it may remove all or part of the above items at its sole cost and expense. Any equipment remaining on the Property after one hundred eighty (180) days shall become the property of Minera Ocote.

     2.6  Acquisition of Permits.  McDonald shall acquire all permits required
          ----------------------
for its operations by the government of Honduras. Following termination of this Agreement, McDonald shall reclaim and restore the Property in accordance with Honduran laws and regulations.

     2.7  Drill Logs, Assays, and Maps. Copies of all drill logs, exploration
          ----------------------------
information, assays, maps metallurgical studies, and other information shall be furnished by McDonald to Minera Ocote annually and upon the expiration or termination of this Agreement.

                                 SECTION THREE

                           Inspection by Minera Ocote
                           --------------------------

     3.1  Inspection of Property.  Minera Ocote, or its authorized agents or
          ----------------------
representatives, shall be permitted to enter upon the Property with one day's advance notice for the purpose of inspection, but shall enter upon the Property at its own risk and so as not to hinder unreasonably the operations of McDonald. Minera Ocote shall indemnify and hold McDonald harmless from any damage, claim, or demand by reason of injury to Minera Ocote or its agents or representatives on the Property or the approaches thereto.

     3.2  Inspection of Accounts.  McDonald agrees to keep accurate books of
          ----------------------
account reflecting the mining operations, and Minera Ocote shall have the right, either personally or through a qualified accountant of its choice and at its cost, and upon seven days' advance notice, to examine and inspect the books and records of McDonald pertaining to the mining, milling and shipping operations of McDonald.


                                  SECTION FOUR

                                     Taxes
                                     -----
     McDonald shall pay all taxes levied or assessed upon any improvements placed on the Property by McDonald. Upon termination of this Agreement for any reason, taxes shall be apportioned between the parties on a calendar year basis for the remaining portion of the calendar year. However, Minera Ocote shall not be liable for taxes on any tools, equipment, machinery, facilities, or improvements placed upon the Property unless McDonald fails to remove them within the time provided by this Agreement.

                                  SECTION FIVE

                            Termination and Default
                            -----------------------

     5.1  Termination.  McDonald shall have the right to terminate this
          -----------
Agreement at its sole discretion at any time upon thirty (30) days' written notice to Minera Ocote. Upon termination, Minera Ocote shall retain all payments previously made as liquidated damages and this Agreement shall cease and terminate. McDonald will provide Minera Ocote with all data, maps, assays, and reports pertaining to the Property. McDonald will also deliver a Quitclaim Deed to Minera Ocote.

     In the event of termination, McDonald shall surrender possession of the Property to Minera Ocote and shall have no further liability or obligation under this Agreement except for its obligation (1) to pay its apportioned share of taxes, as provided for in Section Four; (2) to pay any monies or production royalties then owned to Minera Ocote; (3) to pay the cost of removal of all equipment as stated in Section 2.4; (4) to fulfill its reclamation responsibilities as stated in Section 2.5; (5) to deliver final reports and data; and (6) to satisfy any accrued obligations or liabilities.

     5.2  Default.  If McDonald fails to perform its obligation under this
          -------
Agreement, and in particular fails to make any payment due to Minera Ocote hereunder, Minera Ocote may declare McDonald in default by giving McDonald written notice of default which specifies the obligation(s) which McDonald has failed to perform. If McDonald fails to remedy a default in payment within fifteen days (15) of receiving the notice of default, and to remedy or commence to remedy any other default within thirty (30) days of receiving the notice of default, Minera Ocote may terminate this Agreement and McDonald shall peaceably surrender possession of the Property to Minera Ocote. Notice of termination shall be in writing and served in accordance with this Agreement.


                                  SECTION SIX

                              Notices and Payments
                              --------------------

     6.1  Notices.  All notices to McDonald or Minera Ocote shall be in writing
          -------
and shall be sent certified or registered mail, return receipt requested, to the addresses below. Notice of any change in address shall be given in the same manner.

          TO MINERA OCOTE:  Mr. Bruce Wallis
                            Compania Minera Ocote
                            225 Baronne Street, Suite 1418
                            New Orleans, Louisiana 70112
                            Telephone: (504) 525-1152
                            Telecopier: (504) 525-1153

          TO MCDONALD:      Mr. Kerry McDonald
                            6821 North Montezuma Drive
                            Tuscon, Arizona 85718
                            Telephone: (602) 529-3329
                            Telecopier: (602) 529-6698

     6.2  Payments.  All payments shall be in U.S. Currency payable to Minera
          --------
Ocote at the address above, or to such other address as Minera Ocote may designate.

                                 SECTION SEVEN

                                   Assignment
                                   ----------
     McDonald may assign this Agreement to any responsible party with the prior written consent of Minera Ocote, which shall not be unreasonably withheld.

                                 SECTION EIGHT

                               Warranty of Title
                               -----------------

     Minera Ocote warrants that the concession to the Property is in good standing; that Minera Ocote has not created any liens, encumbrances, or first rights of refusal affecting the property; and that Minera Ocote is a Honduran corporation in good standing with the authority to enter into this Agreement.


                                  SECTION NINE

                                 Force Majeure
                                 -------------

     9.1  Suspension of Obligations.  If McDonald is prevented by Force Majeure
          -------------------------
from timely performance of any of its obligations hereunder, except the payment of money, the failure of performance shall be excused and the period for performance shall be extended for an additional period equal to the duration of Force Majeure. Upon the occurrence and upon the termination of Force Majeure, McDonald shall promptly notify Minera Ocote in writing. McDonald shall use reasonable diligence to remedy Force Majeure, but shall not be required to contest the validity of any law or regulation or any action or inaction of civil or military authority.

     9.2  Definition of Force Majeure.  "Force Majeure" means cause beyond a
          ---------------------------
party's reasonable control, including but not limited to law or regulation; action or inaction of civil or military authority; inability to obtain any license, permit, or other authorization that may be required to conduct operations on or in connection with the Property; unusually severe weather; mining casualty; unavoidable mill shutdown; damage to or destruction of mine plant or facility; fire; explosion; flood; insurrection; riot; labor disputes; inability after diligent effort to obtain workmen or material; delay in transportation; and acts of God (but except any obligation to pay money).

9.3       Economic Force Majeure.  During the extended term of this Agreement,
          ----------------------
McDonald shall have the right to suspend operations and hold the Property during periods of Economic Force Majeure. "Economic Force Majeure" shall mean periods during which the price of gold or other mineral commodities is too low to allow economic recovery and sale of ore from the Property. However, McDonald shall continue to pay advance royalties during conditions of Economic Force Majeure.


                                  SECTION TEN

                            Miscellaneous Provisions
                            ------------------------

     10.1  Binding Effect.  This Agreement shall inure to the benefit of and be
           ---------------
binding upon the parties hereto, their respective heirs, executors, administrators, successors, and assigns.

     10.2  Applicable Law.  This Agreement shall initially be governed by the
           --------------
laws of the State of Arizona. Following assignment of the concession to McDonald, and once this Agreement has been translated into Spanish and duly registered with the appropriate authorities, the Agreement shall be governed by the laws of Honduras.

     10.3  Entire Agreement.  This Agreement terminates and replaces all prior
           ----------------
agreements, either written, oral or implied, between the parties hereto, and constitutes the entire agreement between the parties.

     10.4  Void or Invalid Provisions.  If any term, provision, covenant or
           --------------------------
condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

     10.5     Time of the Essence.  Time is of the essence of this Agreement and
              -------------------
each and every part thereof.

     10.6     Area of Interest.  Any property interests acquired by either
              ----------------
party within two (2) kilometers of the exterior boundaries of the Property shall be subject to this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.


                                    COMPANIA MINERA OCOTE
                                    A.  de R. L., a Honduran company


                                    By: /s/ R. Bruce Wallis
                                        -------------------
                                        R. BRUCE WALLIS
                                        President



                                    /s/ Kerry McDonald
                                    ------------------
                                    KERRY A. MCDONALD



STATE OF LOUISIANA  )
                    ) ss.
PARISH OF ORLEANS   )


     On this  24/th/ day of  June in the year 1994, before me, a Notary Public
              -----          ----
in and for said state, personally appeared R. BRUCE WALLIS, who is President of COMPANIA MINERA OCOTE, S. de R. L., a Honduran company, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same for purposes stated therein.


                                        /s/ Phillip K. Riegel
                                        ---------------------
                                        Notary Public

STATE OF ARIZONA    )
                    ) ss.
COUNTY OF Pima      )

     On this  24/th/ day of  June in the year 1994, before me, a Notary Public
              -----          ----
in and for said state, personally appeared KERRY A. McDONALD, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that he executed the same for purposes stated therein.


                                        /s/ Pamela Dewey
                                        ----------------
                                        Notary Public

                                   EXHIBIT A


                     EL OCOTE NO. 1 EXPLOITATION CONCESSION
                     --------------------------------------



Location:      Municipality of La Labor, Department of Ocotepeque, Honduras

Surface Area:  (+)(-)339.13 Hectares

Description:   Starting from the northwest corner of the dam located on Los
               Jutes creek, go North 11.00 East for a distance of 740 meters and arrive at point No.1; from this point go due south for a distance of 2,000 meters and arrive at point No.2; from this point go due West for a distance of 2,000 meters and arrive at point No.3; from this point go due North for a distance of 2,000 meters and arrive at point No.4; from this point go due East for a distance of 1,998.32 meters and arrive at point No.1, thus closing the perimeter.

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